UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2017 (February 17, 2017)

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amended and Restated Advisory Agreement

On February 17, 2017, Healthcare Trust, Inc. (the “Company”) entered into the Second Amended and Restated Advisory Agreement (the “Advisory Agreement”) with Healthcare Trust Operating Partnership, L.P. (the “Operating Partnership”) and the Company’s advisor, Healthcare Trust Advisors, LLC (the “Advisor”). The Advisory Agreement was entered into to reflect amendments to the Amended and Restated Advisory Agreement (the “Original Agreement”) and was recommended and approved by a special committee of the Company’s board of directors (the “Special Committee”).

The Advisory Agreement resulted from a discussion between the board of directors and the Advisor regarding the Original Agreement, as a result of which the Company’s board of directors formed the Special Committee, consisting entirely of independent directors, to evaluate and negotiate the proposal and any related amendments. The Special Committee retained independent legal counsel, Arnold & Porter Kaye Scholer LLP, and an independent financial advisor, BMO Capital Markets, to assist the Special Committee in the process. The goal of the process was to enhance alignment of the compensation paid by the Company to the Advisor with the Company’s strategy of increasing its asset base and repositioning certain of its assets. In exchange for the Advisor changing the asset management fee structure and eliminating certain fees that it could have earned, which the Special Committee believes will generate significant savings, the Company agreed to, among other things, changes in the term of the Original Agreement and amounts to be paid to the Advisor, in certain cases, if the Advisory Agreement is terminated prior to the expiration of the initial term. The Advisor did not receive any upfront payment in return for the amendment.

The Advisory Agreement: (i) eliminates any acquisition, financing coordination or annual subordinated performance fees or real estate commissions payable to the Advisor; (ii) aligns the monthly asset management fee payable to the Advisor with equity raised consistent with market standard while reducing the monthly asset management fee from (x) 0.0625% multiplied by the lesser of the cost or the fair market value of the Company’s assets to (y) $1.65 million plus one-twelfth of 1.25% of the cumulative net proceeds of any equity (including convertible debt) raised subsequent to the effective date of the Advisory Agreement; (iii) provides for a quarterly variable management/incentive fee equal to (x) 15% of the applicable quarter’s Core Earnings (as defined in the Advisory Agreement) per share in excess of $0.375 per share plus (y) 10% of the applicable quarter’s Core Earnings per share in excess of $0.47 per share; (iv) extends the initial term until February 2027, subject to the ability to terminate at any time for cause or good reason; and (v) provides for a termination right in connection with a change of control or a transition to self-management, subject to the payment of a change of control fee or transition fee. The change of control fee would be equal to the product of (a) four and (b) the “Subject Fees” in the fiscal quarter immediately prior to the change of control event. The Subject Fees are equal to the sum of (i) four multiplied by the monthly asset management fee plus (ii) four multiplied by the actual variable management/incentive fee plus (iii) without duplication, the annual increase in the monthly asset management fee resulting from the cumulative net proceeds of any equity raised subsequent to the effective date of the Advisory Agreement. The transition fee would be equal to (a) $15.0 million plus (b) the product of four multiplied by the Subject Fees, but no more than an amount equal to 4.5 multiplied by the Subject Fees. The Advisor may assign the Advisory Agreement to any party with expertise in commercial real estate which has, together with its affiliates, over $100.0 million in assets under management.

The foregoing summary does not purport to be a complete summary of the Advisory Agreement and is subject to, and qualified in its entirety by reference to the Advisory Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Property Management Agreement

Also on February 17, 2017, the Company entered into the Amended and Restated Property Management and Leasing Agreement (the “A&R Property Management Agreement”) with the Operating Partnership and the Company’s property manager, Healthcare Trust Properties, LLC (the “Manager”). The A&R Property Management Agreement was entered into to reflect amendments to the original agreement between the parties and was also recommended and approved by the Special Committee. The A&R Property Management Agreement amends the original agreement by extending the term of the agreement from one to two years, until February 15, 2019. The A&R Property Management Agreement will automatically renew for successive one-year terms unless any party provides written notice of its intention to terminate the A&R Property Management Agreement at least ninety days prior to the end of the term. The Manager may assign the A&R Property Management Agreement to any party with expertise in commercial real estate which has, together with its affiliates, over $100.0 million in assets under management.

The foregoing summary does not purport to be a complete summary of the A&R Property Management Agreement and is subject to, and qualified in its entirety by the A&R Property Management Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which the statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by these forward-looking statements, including as a result of the factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K. Any achievement of cost savings is subject to a number of assumptions and there can be no assurance that those savings will be realized. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Advisory Agreement
10.2	Amended and Restated Property Management and Leasing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: February 17, 2017	By:	/s/ Katie P. Kurtz
Katie P. Kurtz Chief Financial Officer, Treasurer and Secretary

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